                                                                    EXHIBIT 99.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWSFinancial Printing GroupFinancial Printing GroupTHESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. _________                                      Warrant to Purchase 3,699,484
                                                          Shares of Common Stock



                            CYBERGUARD CORPORATION
                          2000 West Commercial Blvd.
                                   Suite 200
                            Ft. Lauderdale, Florida

                         COMMON STOCK PURCHASE WARRANT
                         -----------------------------

                             Dated August 26, 1999

     THIS CERTIFIES that, for Ten Dollars ($10.00) and other good and valuable consideration received, FERNWOOD PARTNERS II, LLC, a Delaware limited liability company (the "Original Holder"), or its registered and permitted assigns (the Original Holder or such registered assigns at the time being the registered holder or holders hereof are hereinafter collectively referred to as the "Holder"), is entitled, at any time, to subscribe for and purchase from CyberGuard Corporation, a Florida corporation (the "Company"), 3,699,484 shares (subject to adjustment as provided herein) of the fully paid, nonassessable shares of Common Stock (hereinafter defined) of the Company at a price per share equal to the Exercise Price (as hereinafter defined).

     This Warrant is subject to the following terms and conditions:

     SECTION 1.0. Defined Terms.  For the purposes of this Warrant, the
                  -------------
following terms shall have the respective meanings set forth below:

          (a) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, authorized as of the date of this Warrant, and shall include also any capital stock of the Company of any class which shall be authorized at any time after the date of this Warrant and which shall have the right to participate in the distribution of earnings and assets of the Company without limitation as to amount.

          "Closing Price" with respect to a share of Common Stock on any day means, subject to Section 6.1(g), the last reported sale price on that day or,
                  --------------
in case no such reported sale takes place on such day, the average of the last reported bid and asked prices, regular way, on that day, in either case, as reported in the consolidated transaction reporting system with respect to securities quoted on Nasdaq or, if the shares of Common Stock are not quoted on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not quoted on Nasdaq and not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use, or, if on any such day the shares of Common Stock are not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Common Stock. If the shares of Common Stock are not publicly held or so listed, quoted or publicly traded, the AClosing Price@ means the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors.

     "Exercise Price" shall mean $2.00 per share, subject to adjustment as set forth herein.

     "Initial Warrant Number" shall mean 3,699,484 shares of Common Stock.

     "Loan Agreement" shall mean that certain Loan Agreement by and between the Company and the Original Holder dated as of the date hereof.

     "Person" means any individual, firm, corporation, company, limited liability company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Promissory Note" shall mean the Convertible Subordinated Promissory Note which was executed and delivered by the Company on the date of this Warrant to the Original Holder.

     "Organic Change" means, with respect to any Person, any transaction (including without limitation any recapitalization, capital reorganization or reclassification of any class or series of equity securities, any consolidation of such person with, or merger of such person into, any other person, any merger of another person into such Person (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of such Person), and any sale or transfer or lease of all or substantially all of the assets of such Person, but not including any stock split, combination or subdivision which is the subject of Section 6.1(b))
                                                          --------------
pursuant to which any class or series of equity securities of such Person is converted into the right to receive other securities, cash or other property.

     "Strike Differential" shall mean, with respect to any day, the amount by which the closing price of the Common Stock on such day (or in the event that such day is not a trading day with respect to the Common Stock, on the last trading day with respect to the Common Stock preceding such day) exceeds the Exercise Price on such day.

     "Warrant Number" shall mean the Initial Warrant Number as the same shall be adjusted from time to time pursuant to Section 6.0 hereof.
                                       -----------

     "Warrant Rights" shall mean rights to obtain shares of Common Stock pursuant to a Warrant Rights Exercise (as defined below). The number of Warrant Rights that the Holder is entitled to exercise at any time shall equal the number of shares of Common Stock that the holder would be entitled to purchase at such time if a Cash Exercise (as defined below) were effected in accordance with the terms of this Warrant.

     "Warrant Stock" shall mean Common Stock issued upon any exercise of this Warrant.

     SECTION 2.0. Exercise of Warrant. The purchase rights represented by this
                  -------------------
Warrant may be exercised, in whole or in part, by the registered Holder hereof, at any time or from time to time, but not later than August 26, 2004 (the ATermination Date@), by the delivery of this Warrant and the Form of Subscription annexed hereto as Schedule I to the principal office of the Company
                               ----------
at 2000 West Commercial Blvd., Suite 200, Ft. Lauderdale, Florida (or at such other office of the Company as the Company shall designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company), and upon payment to the Company of the Exercise Price for the shares thereby purchased (ACash Exercise@). Notwithstanding the foregoing, at any time and from time to time, the Holder hereof may elect to exercise this Warrant by delivering to the Company this Warrant and the Form of Subscription annexed hereto as Schedule I for conversion without payment of cash or other
          ----------
consideration (AWarrant Rights Exercise@). In the event of a Warrant Rights Exercise, this Warrant shall be converted into a number of shares of Common Stock, which number shall equal the quotient of (i) the product of the Strike Differential on the day of such Warrant Rights Exercise and the number of Warrant Rights exercised by the Holder and (ii) the closing price of the Common Stock on the day of such Warrant Rights Exercise (or in the event that such day is not a trading day with respect to the Common Stock, on the last trading day with respect to the Common Stock preceding such day). To the extent that this Warrant is not exercised in full prior to 5:00 p.m., eastern standard time on the Termination Date, this Warrant shall be converted without any action or delivery of any consideration on behalf of the Holder hereof into a number of shares of Common Stock, which number shall equal the quotient of (i) the product of the Strike Differential on the Termination Date and the number of Warrant Rights to which the Holder is then entitled and (ii) the closing price of the Common Stock on the Termination Date (or in the event that such day is not a trading day with respect to the Common Stock, on the last trading day with respect to the Common Stock preceding such day).

     The Company covenants that the shares of Common Stock purchased pursuant to this Section 2.0 shall be and be deemed to be issued to the Holder hereof as the
     -----------
record owner of such Common Stock as of the close of business of the Company on the date on which this Warrant shall have been exercised as aforesaid. The Company further covenants that all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon exercise of the rights represented by this Warrant be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.

     The certificates for the shares of Common Stock so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) days, after the date on which the rights represented by this Warrant shall have been so exercised.

     Payment of the applicable Exercise Price may be made (a) by cash, or (b) by certified check, or bank cashier=s check, payable to the Company.

     In the event of a partial exercise of this Warrant, the Company shall issue and deliver to Holder, on or within ten (10) days of the date on which such Warrant was exercised, and in substitution of such Warrant, a new warrant or warrants (at Holder's option), of even date herewith and with the terms identical to the terms hereof, except that such new warrant or warrants shall be exercisable, in the aggregate, for a percentage of all issued and outstanding Common Stock, subject to the antidilution provisions of Section 6.0 hereof,
                                                        -----------
which represents the number of shares of Common Stock with respect to which this Warrant has not yet been exercised.

     SECTION 3.0. No Fractional Shares or Scrip. No fractional shares shall be
                  -----------------------------
issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the closing price of the Common Stock on the day of such exercise (or in the event that such day is not a trading day with respect to the Common Stock, on the last trading day with respect to the Common Stock preceding such day) shall be paid to the Holder hereof in cash by the Company.

     SECTION 4.0. Charges, Taxes and Expenses. Issuance of certificates for
                  ---------------------------
shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer taxes or any other incidental expenses in respect of the issuance of such certificates to and in the name of the registered Holder of this Warrant, all of which transfer taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant. Certificates will be issued in a name other than that of the Holder upon the request of the Holder and payment by the Holder of any applicable transfer taxes.

     SECTION 5.0. Certain Obligations of the Company. The Company covenants that
                  ----------------------------------
it will at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issuing upon exercise of the purchase rights evidenced by this Warrant, the number of shares of Common Stock purchasable and deliverable hereunder.

     The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (otherwise than upon exercise of this Warrant) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions in this Warrant to be observed or performed by the Company. The Company will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all other action which may be necessary in order to protect the rights of the Holder of this Warrant against dilution consistent with the provisions of this Warrant.

     The Company covenants and agrees to maintain, on a current basis, the reports, notices and statements required to be filed with the Securities Exchange Commission.

     The Company will maintain an office where presentations and demands to or upon the Company in respect of this Warrant may be made. The Company will give notice in writing to the registered Holder of this Warrant, at the address of the registered Holder of this Warrant appearing on the books of the Company, of each change in the locations of such office.

     SECTION 6.0. Adjustment of Exercise Price and Number of Shares. The number
                  -------------------------------------------------
of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price thereof shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

      6.1. Adjustments to Exercise Price. The Exercise Price shall be subject to
           -----------------------------
adjustment as follows:

          (a) Stock Dividends. In case the Company after the date hereof shall
              ---------------
pay a dividend or make a distribution to all holders of shares of Common Stock in shares of Common Stock, then in any such case the Exercise Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be reduced to a price obtained by multiplying such Exercise Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and (y) the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the day following such record date. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (b) Stock Splits and Reverse Splits. In case after the date hereof
              -------------------------------
outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case after the date hereof outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, shall entitle the Holder hereof to receive the number and kind of shares which the Holder would have owned or have been entitled to receive if this Warrant had been exercised immediately prior to such subdivision or combination. Such adjustment shall become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) Issuances Below Market. In case the Company after the date hereof
              ----------------------
shall fix a record date of the issuance of rights or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price per share on the record date for the determination of stockholders entitled to receive such rights or warrants, the Exercise Price in effect at the opening of business on the day following such record date shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares to be offered would purchase at such Closing Price and (y) the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however, that no adjustment shall be made if the Company issues or distributes to each Holder the rights or warrants that each Holder would have been entitled to receive had the Warrants held by such Holder been exercised prior to such record date. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

          (d) Special Dividends. In case the Company after the date hereof shall
              -----------------
fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness, securities or assets (excluding any dividends paid out of retained earnings), or subscription rights or warrants (excluding those referred to in subsection (c) above), in each such case the Exercise Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (x) the numerator shall be the Closing Price per share of Common Stock on such record date, less the then-current fair market value as of such record date (as determined by the Board of Directors in its good faith judgment) of the portion of assets, evidences of indebtedness, securities or subscription rights or warrants so distributed applicable to one share of Common Stock, and (y) the denominator shall be such Closing Price, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however, that no adjustment shall be made (1) if the Company issues or distributes to each Holder the subscription rights referred to above that each Holder would have been entitled to receive had the Warrants held by such Holder been exercised prior to such record date, or (2) if the Company grants to each Holder the right to receive, upon the exercise of the Warrants held by such Holder at any time after the distribution of the evidences of indebtedness or assets or equity securities referred to above, the evidences of indebtedness or assets or equity securities that such Holder would have been entitled to receive had such Warrants been exercised prior to such record date. The Company shall provide any Holder, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or equity securities referred to in this subsection (d).

          (e) Other Distributions. In case the Company after the date hereof
              -------------------
shall distribute evidences of its indebtedness, assets, equity securities, rights or warrants to any Person in connection with or as a result of or related to any pending or future claims, suits, actions or proceedings against the Company or any of its subsidiaries, then in each such case the Exercise Price in effect immediately prior to the close of business on the date of such distribution shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (x) the numerator shall be the Closing Price per share of Common Stock on such date, less the then-current fair market value as of such date (as determined by the Board of Directors in its good faith judgment) of the portion of such evidences of indebtedness, assets, equity securities, rights or warrants so distributed applicable to one share of Common Stock, and (y) the denominator shall be such Closing Price, such adjustment to become effective immediately prior to the opening of business on the day following the date of such distribution. The intent of this subsection is that if any evidences of indebtedness, securities, assets, rights or warrants are distributed in connection with or as a result of or related to any pending or future claims, suits, actions or proceedings against the Company or any of its subsidiaries, that the Holder of this Warrant shall be entitled to exercise this Warrant for the same percentage of the outstanding capital stock of the Company for the same aggregate exercise price immediately after such distribution as the Holder of this Warrant could acquire immediately prior to such distribution.

          (f) Tender or Exchange Offer. In case a tender or exchange offer made
              ------------------------
by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors in its good faith judgment) at the last time (the AOffer Time@) tenders may be made pursuant to such tender or exchange offer (as it may be amended) that, together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors in its good faith judgment), as of the Offer Time, of consideration payable in respect of any tender or exchange offer by the Company or any such subsidiary for all or any portion of the Common Stock consummated preceding the Offer Time and in respect of which no Exercise Price adjustment pursuant to this subsection (f) has been made, exceeds 5% of the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the Offer Time by a fraction of which

(x) the numerator shall be (i) the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Offer Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the denominator shall be the product of (i) such Closing Price at the Offer Time multiplied by (ii) such number of outstanding shares at the Offer Time minus the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Offer Time. For purposes of this subsection (f), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (g) Other Dilutive Events. In case any event shall occur as to which
              ---------------------
the provisions of Section 6.1 are not strictly applicable but the failure to
                  -----------
make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 6.1, necessary to preserve, without dilution, the purchase rights
   -----------
represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. Notwithstanding anything contained in this subsection (g) to the contrary, this subsection (g) shall not apply to any issuance of Common Stock by the Company for which the Company has received consideration equal to the fair market value of such Common Stock on the date of issuance, as determined by the Board of Directors of the Company in good faith.

          (h) No Dilution or Impairment. The Company will not, by amendment of
              -------------------------
its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6.1 and in the taking of all such action as may be necessary or
     -----------
appropriate in order to protect the purchase privilege of the Holder of this Warrant against dilution or other impairment.

          (i) Closing Price Determination. For the purpose of any computation
              ---------------------------
under subsections (c), (d) and (e) of this Section 6.1, the Closing Price of
                                           -----------
Common Stock on any date shall be deemed to be the average of the Closing Prices for the ten (10) consecutive trading days immediately preceding such date; provided, however, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the

Exercise Price pursuant to this Section 6 occurs on or after the tenth (10th)
                                ---------
trading day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction which the Exercise Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to this
Section 6 occurs on or after the "ex" date for the issuance or distribution
---------
requiring such computation and on or prior to the day in question, the Closing Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the day in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the fair market value on the day in question (as determined by the Board of Directors in a manner consistent with any determination of such value for the purposes of subsection (d) of this Section
                                                                        -------
6.1) of the assets, evidences of indebtedness, equity securities or subscription
---
rights being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purposes of any computation under subsection (f) of this Section 6.1, the Closing Price on any
                                         -----------
date shall be deemed to be the average of the daily Closing Prices for the ten
(10) consecutive trading days immediately preceding the Offer Time; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Exercise Price pursuant to this Section 6 occurs on or after the tenth (10th) trading day
                       ---------
prior to the Offer Time for the tender or exchange offer requiring such computation, the Closing Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Exercise Price is so required to be adjusted as a result of such other event. For purposes of this subsection (g), the term "ex" date,
(i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
(iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Offer Time of such tender or exchange offer.

          (j) Minimum Adjustment Requirement. No adjustment shall be required
              ------------------------------
unless such adjustment would result in an increase or decrease of at least $0.01 in the Exercise Price then subject to adjustment; provided, however, that any adjustments that are not made by reason of this subsection (j) shall be carried forward and taken into account in any subsequent adjustment. In case the Company shall at any time issue shares of Common Stock by way of dividend on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, said amount of $0.01 specified in the preceding sentence (as theretofore increased or decreased, if said amount shall have been adjusted in accordance with the provisions of this subsection (h)) shall forthwith be proportionately increased in the case of such a combination or decreased in the case of such a subdivision or stock dividend so as appropriately to reflect the same.

          (k) Calculations. All calculations under this Section 6.1 shall be
              ------------                              -----------
made to the nearest $0.01.

          (l) Certificate. Whenever an adjustment in the Exercise Price is made
              -----------
as required or permitted by the provisions of this Section 6.1, the Company
                                                   -----------
shall promptly cause a certificate of its chief financial officer setting forth
(A) the adjusted Exercise Price as provided in this Section 6.1 and a brief
                                                    -----------
statement of the facts requiring such adjustment and the computation thereof and
(B) the number of shares of Common Stock (or portions thereof) purchasable upon exercise of this Warrant after such adjustment in the Exercise Price in accordance with Section 6.2 hereof and the record date therefor to be mailed to
                -----------
the Holder of this Warrant at the address shown on the registration books of the Company. Such certificate, in the absence of manifest error, shall be conclusive and final evidence of the correctness of such adjustment.

          (m) Section 305. Anything in this Section 6.1 to the contrary
              -----------                   -----------
notwithstanding, the Company shall be entitled, but not required, to make such reductions in the Exercise Price, in addition to those required by this Section
                                                                        -------
6.1, as it in its discretion shall determine to be advisable, including, without
---
limitation, in order that any dividend in or distribution of shares of Common Stock or shares of capital stock of any class other than Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants, or any other transaction having a similar effect, shall not be treated as a distribution of property by the Company to its stockholders under Section 305 of the Internal Revenue Code of 1986, as amended, or any successor provision and shall not be taxable to them.

          (n) When Adjustment Not Required. If the Company shall take a record
              ----------------------------
of the holders of its Common Stock for purposes of taking any action that requires an adjustment of the Exercise Price under this Section 6, and shall,
                                                        ---------
thereafter and before the effective date of such action, legally abandon its plan to take such action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     6.2. Adjustment to Number of Shares of Stock.  Upon each adjustment of the
          ---------------------------------------
Exercise Price pursuant to Section 6.1 hereof the number of shares of Common
                           -----------
Stock purchasable upon exercise of this Warrant outstanding prior to the effectiveness of such adjustment shall be adjusted to the number, calculated to the nearest one-hundredth of a share, obtained by (x) multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Warrant by the Exercise Price in effect prior to such adjustment and (y) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

     6.3. Organic Change.
          --------------

          (a) Company Survives. Upon the consummation of an Organic Change
              ----------------
(other than a transaction in which the Company is not the surviving entity), lawful provision shall be made as part of the terms of such transaction whereby the terms of this Warrant shall be modified, without payment of any additional consideration therefor, so as to provide that upon exercise this Warrant following the consummation of such Organic Change, the Holders of such Warrant shall have the right to purchase only the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such Organic Change, assuming such holder of Common Stock
(i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which a sale, transfer or lease of all or substantially all of the assets of the Company was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person, and (ii) failed to exercise his or her rights of election, if any, as to the kind and amount of securities, cash and other property receivable upon such Organic Change (provided that if the kind and amount of securities, cash and other property receivable upon such Organic Change is not the same for each share of Common Stock held immediately prior to such Organic Change by others than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Shares"), then for the purpose of this subsection (a) the kind and amount of securities, cash and other property receivable upon such Organic Change by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); provided, however, that no adjustment shall be made as a result of such Organic Change to the Exercise Price or the number of shares of Common Stock notwithstanding any provision of Section 6
                                                                  ---------
hereof unless any event requiring any such adjustment shall have occurred or shall occur prior to, upon or after such Organic Change. Lawful provision also shall be made as part of the terms of the Organic Change so that all other terms of this Warrant shall remain in full force and effect following such an Organic Change. The provisions of this Section 6.3(a) shall similarly apply to
                               --------------
successive Organic Changes.

          (b) Company Does Not Survive. The Company shall not enter into an
              ------------------------
Organic Change that is a transaction in which the Company is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities to each Holder, without payment of any additional consideration therefor, with terms that provide that upon the exercise of this Warrant, the Holders of such Warrant shall have the right to purchase only the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such Organic Change, assuming such holder of Common Stock
(i) is not a Constituent Person or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind and amount of securities, cash and other property receivable upon such Organic Change (provided that if the kind and amount of securities, cash and other property receivable upon such Organic Change is not the same for each Non-Electing Share, then for the purpose of this subsection (b)
the kind and amount of securities, cash and other property receivable upon such Organic Change by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by aplurality of the Non-Electing Shares); provided, however, that no adjustment shall be made as a result of such Organic Change to the Exercise Price or the number of shares of Common Stock notwithstanding any provision of Section 6 hereof unless any event requiring any
                                 ---------
such adjustment shall have occurred or shall occur prior to, upon or after such Organic Change. The certificate or articles of incorporation or other constituent document of the surviving entity shall provide for such adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be equivalent to the adjustments provided for in Section 6.1 hereof.
                                -----------

     6.4. Statement on Warrants. This Warrant need not be changed because of any
          ---------------------
adjustment made pursuant to Section 6.1 or Section 6.2 hereof, and Warrants
                            -----------    -----------
issued after such adjustment may state the same Exercise Price and the same Warrant Number as are stated in this Warrant.

     SECTION 7.0. Prior Notice of Certain Events. In the event that:
                  ------------------------------

          (a) the Company shall declare any dividend, whether payable in cash or in any capital stock upon its Common Stock, or authorize any other issuance or distribution to the holders of its Common Stock; or

          (b) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company or a sale of all or substantially all its assets; or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any of said cases, the Company shall give prior written notice, by first-class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such registered Holder as shown on the registration books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights, (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall be consummated, or
(iii) such other event shall be consummated, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall receive said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given at least thirty (30) days prior to the date of the event in question and the record date or the date on which the Company's transfer books are closed in respect thereto.

     SECTION  8.0. No Rights or Responsibilities as Shareholder. Except as
                   --------------------------------------------
otherwise agreed in writing by the Holder and the Company, a Holder of this Warrant, as such, shall not be subject to any responsibilities as a shareholder of the Company and shall not be entitled to vote or be deemed the Holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate section (except as provided herein) or to receive notice of meetings or other actions affecting shareholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provided herein), until the date of exercise of this Warrant shall have occurred.

     SECTION 9.0   Registration Rights. Upon exercise of this Warrant, the
                   -------------------
Holder shall have and be entitled to exercise, together with all other holders of Common Stock possessing registration rights under the Loan Agreement, the rights of registration granted under the Loan Agreement with respect to the shares of Common Stock issued upon exercise of this Warrant.

     SECTION 10.0. Loss, Theft, Destruction or Mutilation of Warrant. Upon
                   -------------------------------------------------
receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and date, in lieu of this Warrant.

     SECTION 11.0. Transfer and Exchange of Warrant. This Warrant and all rights
                   --------------------------------
hereunder are transferable at the office or agency of the Company by the registered Holder hereof in person or by a duly authorized attorney, upon surrender of this Warrant together with a properly endorsed assignment in the form attached hereto as Schedule II. The Company shall be entitled to receive,
                        -----------
as a condition to any transfer of this Warrant, an opinion of counsel reasonably satisfactory to the Company that such transfer does not violate the registration requirements of the Securities Act of 1933, as amended, or applicable state securities laws. Until transfer hereof on the registration books of the Company, the Company may treat the registered Holder as the owner hereof for all purposes. This Warrant is exchangeable, upon the surrender hereof by Holder, at the principal offices of the Company, together with a properly endorsed assignment in the form attached hereto as Schedule II, for new warrants, in such
                                          -----------
denominations as Holder shall designate at the time of surrender for exchange, of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new warrants to represent the right to subscribe for and purchase not less than one hundred thousand (100,000) shares of Common Stock (except to the extent necessary to round out the balance of the number of shares).

     SECTION 12.0. Investment Intent. Contemporaneously with the original
                   -----------------
issuance of this Warrant to the Holder hereof, the Holder has executed and delivered to the Company an investment representation letter (in the form of Schedule III hereto) regarding
                                                 ------------
the Holder's investment intent and imposing a requirement that any transferee of this Warrant execute and deliver to the Company a representation letter in form and substance similar to the contents of such letter.

     SECTION 13.0. Communications and Notices. All communications and notices
                   --------------------------
hereunder must be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by confirmed facsimile and, if to the Company, shall be addressed to it at the address set forth on the first page hereof,
Attention: C. Shelton James, or at such other address as the Company may hereafter designate in writing by notice to the registered Holder of this Warrant, and if to such registered Holder, addressed to such Holder at the address of such Holder as shown on the books of the Company.

     SECTION 14.0. Sundays, Holidays, Etc. If the last or appointed day for the
                   -----------------------
taking of any action required or the expiration of any right granted herein shall be a Sunday, or a Saturday or shall be a legal holiday or a day on which banking institutions in New York, New York, are authorized or required by law to remain closed, then such action may be taken or right may be exercised on the next succeeding day which is not a Sunday, a Saturday or a legal holiday and not a day on which banking institutions in New York, New York, are authorized or required by law to remain closed.

     SECTION 15.0. Remedies. The Company stipulates that the remedies at law of
                   --------
the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     SECTION 16.0. Miscellaneous. This Warrant shall be binding upon the
                   -------------
Company's successors. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be unenforced to the extent, if any, that it may legally be enforced, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The five (5) year term of this Warrant shall be stayed during any bankruptcy proceedings involving the Company. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.

     SECTION 17.0. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF
                   -------------
THE STATE OF CONNECTICUT, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     SECTION 18.0 Conflict. In the event of a conflict of the terms and
                  --------
conditions hereof and the terms and conditions of the Loan Agreement, the terms and conditions of this Warrant shall prevail.

                                                          SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, CyberGuard Corporation has caused this Warrant to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officers.

Date: August 26, 1999          CyberGuard Corporation, a Florida Corporation

                               By:     /s/ David R. Proctor
                                   ------------------------------------
                              Its:            CEO
                                   ------------------------------------

                                                                      SCHEDULE I
                                                                      ----------

                             FORM OF SUBSCRIPTION

                       (To be signed only on exercise of
                        Common Stock Purchase Warrant)

TO: CyberGuard Corporation

     The undersigned, the Holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise this Common Stock Purchase Warrant for, and to purchase thereunder ___ * shares of Common Stock of CyberGuard Corporation, and herewith makes payment of $________ therefor, and requests that the certificates for such shares be issued in the name of_______________, and delivered to ________________________, whose address is
_____________________.

Dated: _____________



                                 _______________________________________________
                                 (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                                 _______________________________________________
                                                  (Address)


     *Insert here the number of shares (all shares called for in the Common Stock Purchase Warrant) as to which the Common Stock Purchase Warrant is being exercised without making any adjustment for any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Common Stock Purchase Warrant, may be deliverable on exercise.

                                                                     SCHEDULE II
                                                                     -----------


                              FORM OF ASSIGNMENT

                       (To be signed only on transfer of
                        Common Stock Purchase Warrant)

     For value received, the undersigned hereby sells, assigns and transfers unto ___________ of ________________________________, the right represented by the within Common Stock Purchase Warrant to purchase ___ shares of Common Stock of CyberGuard Corporation, to which the within Common Stock Purchase Warrant relates, and appoints ____________ Attorney to transfer such right on the books of CyberGuard Corporation, with full power of substitution in the premises.

Dated: ________________


                                 _______________________________________________
                                 (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                 _______________________________________________
                                 (Address)

Signed in the presence of

____________________________

Signature guaranteed by*

____________________________


[*Signature guarantee by a bank is required for all Holders other than the Original Holder.]

                                                                    SCHEDULE III
                                                                    ------------

                       INVESTMENT REPRESENTATION LETTER

CyberGuard Corporation
Attn: Office of Corporate Secretary
2000 West Commercial Blvd.
Suite 200
Ft. Lauderdale, FL 33309

RE: Common Stock Purchase Warrant
    Dated ___________, 1999

To: CyberGuard Corporation

     The Common Stock Purchase Warrant (AWarrant@) and the rights to the underlying shares has been acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the Holder's distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Warrant.

     The Holder further undertakes to require any transferee of the Warrant to execute and deliver to the CyberGuard Corporation a representation letter in form and substance similar to the contents of this letter.

DATED: August __, 1999.


                                                       By:_________________